Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our Report dated October 29, 2012, relating to the consolidated financial statements of ARI Network Services, Inc. and Subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 2012, and for the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Wipfli LLP

Milwaukee, Wisconsin
April 22, 2013